EXHIBIT 4.2

FORM OF

AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

DB G10 CURRENCY HARVEST MASTER FUND

Dated as of                         , 2006

By and Among

DB COMMODITY SERVICES LLC

WILMINGTON TRUST COMPANY

and

POWERSHARES DB G10 CURRENCY HARVEST FUND

i

ii

iii

DB G10 CURRENCY HARVEST MASTER FUND

AMENDED AND RESTATED

DECLARATION OF TRUST

AND TRUST AGREEMENT

This AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of DB G10 CURRENCY HARVEST MASTER FUND is made and entered into as of the              day of                     , 2006, by and among DB COMMODITY SERVICES LLC, a Delaware limited liability company, WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee, and POWERSHARES DB G10 CURRENCY HARVEST FUND, a Delaware statutory trust.

*        *        *

RECITALS

WHEREAS, the Trust was formed on April 12, 2006 pursuant to the execution and filing by the Trustee of the Certificate of Trust on April 12, 2006 and the execution and delivery by each of the Trustee and the Managing Owner of a Declaration of Trust and Trust Agreement dated as of April 12, 2006 as amended on July 19, 2006 (the “Original Agreement”);

WHEREAS, currently, there is and has not been any Limited Owner;

WHEREAS, the Trustee and the Managing Owner desire to amend the Original Agreement to make the amendments effectuated hereby.

NOW, THEREFORE, pursuant to Section 8 of the Original Agreement, the Trustee and the Managing Owner hereby amend and restate the Original Agreement in its entirety as set forth below.

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Administrator” means any person from time-to-time performing administrative services for the Trust pursuant to authority delegated by the Managing Owner.

“Adjusted Capital Account” means, as of the last day of a taxable period, a Shareholder’s Capital Account as maintained pursuant to Section 6.1, (a) increased by any amounts which such Shareholder is obligated to restore pursuant to any provision of this Trust Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation section 1.704-2 and decreased by the amount of all losses and deductions that, as of the end of the taxable period, are reasonably expected to be allocated to such Shareholder in subsequent years under sections

704(e)(2) and 706(d) of the Code and the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Shareholder in subsequent years in accordance with the terms of this Trust Agreement or otherwise to the extent they exceed offsetting increases to such Capital Account that are reasonably expected to occur during or prior to the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the adjusted basis of which has been adjusted pursuant to Sections 6.1(a) and (b).

“Affiliate” – An “Affiliate” of a “Person” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Book-Tax Disparity” means with respect to any item of Adjusted Property, as of the date of any determination, the difference between the adjusted value of such property and the adjusted basis thereof for federal income tax purposes as of such date. A Shareholder’s portion of the Trust’s Book-Tax Disparities in all of its Adjusted Property will be reflected by the difference between such Shareholder’s Capital Account balance as maintained pursuant to Section 6.1 and the hypothetical balance of such Shareholder’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

“Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Capital Account” means the capital account maintained for a Shareholder or Transferee pursuant to 6.1.

“Capital Contributions” means the amounts of cash contributed to the Trust by a Shareholder in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute, as amended from time-to-time.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Broker” means any person who engages in the business of effecting transactions in Currency Contracts for the account of others or for his or her own account.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Covered Person” means the Trustee, the Managing Owner and their respective Affiliates.

“Creation Basket” means the minimum number of Limited Shares that may be created at any one time, which shall be 200,000 or such greater or lesser number as the Managing Owner may determine from time-to-time.

“Creation Basket Capital Contribution” means a Capital Contribution made by the Limited Owner in connection with a Purchase Order Subscription Agreement and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net Asset Value per Basket as of closing time of the Exchange or the last to close of the exchanges on which any of the Trust’s assets are traded, whichever is later, on the Purchase Order Subscription Date.

“Currencies” means positions in Currency Contracts, forward contracts, other foreign exchange positions, as well as cash resulting from any of the foregoing positions.

“Currency Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount of a traded currency at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time-to-time.

“Exchange” means the American Stock Exchange or, if the common units of fractional undivided beneficial interest with limited liability in the profits, losses, distributions, capital and assets of, and ownership of, the Limited Owner shall cease to be listed on the American Stock Exchange and are listed on one or more other exchanges, the exchange on which such common units of the Limited Owner are principally traded, as determined by the Managing Owner.

“Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year, or, if the Limited Owner is required by law to have a Fiscal Year other than a calendar year, such other applicable quarterly period.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“Index” means the Deutsche Bank G10 Currency Future Harvest Index – Excess Return™ more fully described in Exhibit A hereto, as it may be amended from time-to-time.

“Index Currencies” means the underlying Currencies which comprise the Index from time-to-time.

“Limited Owner” means PowerShares DB G10 Currency Harvest Fund, a Delaware statutory trust.

“Limited Shares” means Shares that are owned by the Limited Owner.

“Losses” means, in respect of each Fiscal Year of the Trust, losses of the Trust as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

“Managing Owner” means DB Commodity Services LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Management Fee” means the management fee set forth in Section 4.9.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“Net Asset Value” means the total assets of the Trust Estate including, but not limited to, all cash and cash equivalents or other securities less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value shall include any unrealized profit or loss on open Currencies positions and any other credit or debit accruing to the Trust but unpaid or not received by the Trust.

(b) All open currency futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular currency futures contract and options traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a currency futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open currency futures contracts and options traded on a non-United States exchange shall be based upon the settlement price for that particular currency futures contract option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a currency futures contract or options traded on a non-United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by the Trust shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on the Trust’s commodity brokerage account shall be accrued at least monthly.

(d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Trust from the day when the distribution is declared until it is paid.

“Net Asset Value Per Share” means the Net Asset Value divided by the number of Shares outstanding on the date of calculation.

“Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Share by the number of Limited Shares comprising a Basket at such time.

“NFA” means the National Futures Association.

“Order Cut-Off Time” means 1:00 p.m. New York time, on a Business Day.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a)(iv).

“Percentage Interest” shall be a fraction, the numerator of which is the number of any Shareholder’s Shares and the denominator of which is the total number of Shares outstanding as of the date of determination.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

“Pit Brokerage Fee” shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

“Profits” means, for each Fiscal Year of the Trust, profits of the Trust as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

“Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.

“Purchase Order Subscription Agreement” shall have the meaning assigned thereto in Section 3.2(a)(i).

“Purchase Order Subscription Date” shall have the meaning assigned thereto in Section 3.2(a)(i).

“Pyramiding” means the use of unrealized profits on existing Currencies to provide margin for additional Currencies positions of the same or related Currency.

“Redemption Basket” means the minimum number of Limited Shares that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Shares constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash delivered in satisfaction of a redemption of a Redemption Basket in accordance with Section 7.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 7.1(d).

“Shareholders” generally means the Managing Owner and the Limited Owner, as holders of Shares, where no distinction between them is required by the context in which the term is used. However, if the Trust is notified in a manner satisfactory to the Managing Owner as to the identity of a beneficial owner of applicable Shares, such beneficial owner will be treated as a Shareholder owning a direct interest in the Trust for purposes of Article VI of this Trust Agreement.

“Shares” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust. The Managing Owner’s Capital Contributions shall be represented by “General” Shares and the Limited Owner’s Capital Contributions shall be represented by “Limited” Shares. Shares need not be represented by certificates.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).

“Trust” means DB G10 Currency Harvest Master Fund, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Amended and Restated Declaration of Trust and Trust Agreement, as it may at any time or from time-to-time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means any cash, commodity futures, forward and option contracts, all funds on deposit in the Trust’s accounts, and any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any other agreements to which the Trust is a party.

“Unrealized Gain” attributable to a Trust property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date over the property’s adjusted basis for federal income tax purposes as of the date of determination.

“Unrealized Loss” attributable to a Trust property means, as of any date of determination, the excess, if any, of the property’s adjusted basis for federal income tax purposes as of the date of determination over the fair market value of such property as of such date of determination.

SECTION 1.2 Name.

(a) The name of the Trust is “DB G10 Currency Harvest Master Fund” in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments in the name and on behalf of the Trust and sue and be sued in the name and on behalf of the Trust.

SECTION 1.3 Delaware Trustee; Business Offices.

(a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Shareholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

(b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Limited Owner. Initially, the principal office of the Trust shall be at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005.

SECTION 1.4 Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 in a bank account in the name of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Shareholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association except to the extent such Shareholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto to create a partnership among the Shareholders for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

SECTION 1.5 Purposes and Powers. The purpose of the Trust shall be: (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of Index Currencies, including, but not limited to, exchange-traded futures on the Index Currencies with a view to tracking the performance of the Index over time; (b) to enter into forward contracts referencing the Index or one or more of the Index Currencies with a view to tracking the performance of the Index over time; (c) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (d) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.6 Tax Treatment.

(a) Each of the parties hereto, by entering into this Trust Agreement directly, or indirectly as a purchaser of units in POWERSHARES DB G10 CURRENCY HARVEST FUND, (i) expresses its intention that the Shares will qualify under applicable tax law as interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as a partnership in which each of the Shareholders thereof is a partner, either directly or indirectly, by virtue of holding units in POWERSHARES DB G10 CURRENCY HARVEST FUND and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Shares with respect to the treatment of the Shares as anything other than interests in a partnership.

(b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) initially shall be the Managing Owner. The Tax Matters Partner, at the expense of the Trust, shall prepare or cause to be prepared and filed tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by § 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to tax items; (B) the power to extend the statute of limitations for all Shareholders with respect to tax items; (C) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, the Limited Owner. The designation made by each Shareholder in this Section 1.6(b), either directly or, indirectly as a holder of units in POWERSHARES DB G10 CURRENCY HARVEST FUND, is hereby approved by each Shareholder as an express condition to becoming a Shareholder. Each Shareholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, the Trust hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(c) Each Shareholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with U.S. federal income tax information reporting requirements in respect of such Shareholder’s Shares.

SECTION 1.7 General Liability of the Managing Owner.

(a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent the Managing Owner would be so liable as if the Trust was a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Shares which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Shares. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the appropriate Trust Estate for payment or satisfaction thereof.

(b) Subject to Sections 8.1 and 8.3 hereof, no Shareholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust thereof.

SECTION 1.8 Legal Title. Legal title to the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person (other than a Shareholder) as nominee.

SECTION 1.9 Commencement of Business. The commencement of the Trust’s business shall commence at such time as the Managing Owner shall determine.

ARTICLE II

THE TRUSTEE

SECTION 2.1 Term; Resignation.

(a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one Trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b) The Trustee may resign at any time upon the giving of at least 60 days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply, at the expense of the Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

SECTION 2.2 Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

SECTION 2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4 Indemnification. The Managing Owner agrees (and any additional Managing Owner admitted pursuant to Section 4.2(g) will be deemed to agree), whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless Wilmington Trust Company (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from any Trust Estate.

SECTION 2.5 Successor Trustee.

Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6 Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust Company by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or the Liquidating Trustee;

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner or its delegatees;

(d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner or its delegatees or any commodity broker;

(e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner unless the Managing Owner has offered to Wilmington Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Wilmington Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

(i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

SECTION 2.7 Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to reasonably determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (including the Trust) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

SECTION 2.8 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate.

ARTICLE III

CREATIONS AND ISSUANCE OF CREATION BASKETS

SECTION 3.1 General. The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Shares from time to time as it deems necessary or desirable. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares, calculated to four decimal places. From time-to-time, the Managing Owner may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests. The Managing Owner may issue Shares for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Limited Owner. All Shares when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Shares initially shall be divided into two classes: General Shares and Limited Shares. Every Shareholder, by virtue of having purchased or otherwise a acquired Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2 Offer of Limited Shares; Procedures for Creation and Issuance of Creation Baskets.

(a) General. The following procedures, as supplemented by the more detailed procedures agreed from time to time between the Managing Owner and the Limited Owner, will govern the Trust with respect to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Trust is unlimited.

(i) On any Business Day, the Limited Owner may submit to the Managing Owner a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets (such request by the Limited Owner, a “Purchase Order Subscription Agreement”). Purchase Order Subscription Agreements must be received by the Managing Owner from the Limited Owner no later than the Order Cut-Off Time on a Business Day (the “Purchase Order Subscription Date”). The Managing Owner will process Purchase Order Subscription Agreements only from the Limited Owner.

(ii) Any Purchase Order is subject to rejection by the Managing Owner pursuant to Section 3.2(c).

(iii) After accepting a Purchase Order Subscription Agreement from the Limited Owner, the Managing Owner will issue and deliver Creation Baskets to fill the Limited Owner’s Purchase Order Subscription Agreement as of noon New York time on the Business Day immediately following the Purchase Order Subscription Date, but only if by such time the Managing Owner has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust the Creation Basket Capital Contribution due from the Limited Owner in respect of such Purchase Order Subscription Agreement.

(b) Issuance of Creation Basket. Upon issuing a Creation Basket pursuant to a Purchase Order Subscription Agreement, the Managing Owner will issue the Creation Basket to the Limited Owner.

(c) Rejection. The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Trust or to the Limited Owner; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

SECTION 3.3 Assets of the Trust. All consideration received by the Trust for the issue or sale of Creation Baskets together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Trust for all purposes, subject only to the rights of creditors of the Trust and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust.

SECTION 3.4 Liabilities. The Trust Estate shall be charged with the liabilities of the Trust; and all expenses, costs, charges and reserves attributable to the Trust. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

SECTION 3.5 Distributions. Distributions on Shares may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Shareholders from such of the income and capital gains, accrued or realized, as the Managing Owner may determine, after providing for actual and accrued liabilities of the Trust. All distributions on Shares shall be distributed pro rata to the Shareholders in proportion to the total outstanding Shares held by such Shareholders at the date and time of record established for the payment of such distribution.

SECTION 3.6 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value per Share multiplied by the number of Shares, or fraction thereof, standing in its name on the books of the Trust.

SECTION 3.7 Equality. Except as provided herein, all Shares shall represent an equal proportionate beneficial interest in the assets of the Trust subject to the liabilities of the Trust, and each Share shall be equal to each other Share. The Managing Owner may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby changing the proportionate beneficial interest in the assets of the Trust or in any way affecting the rights of Shareholders.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1 Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

SECTION 4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities, including, but not limited to, contracts with third parties for commodity brokerage services and/or administrative services, provided, however, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust.

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

(e) To pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

(f) To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust;

(g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Shares (not including Shares owned by the Managing Owner) is not obtained; and

SECTION 4.3 Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owner;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Select the Trust’s Trustee, Administrator, and Clearing Brokers;

(f) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes, and as a “partnership” for U.S. federal income tax purposes;

(g) Monitor the brokerage fees charged to the Trust, and the services rendered by futures commission merchants to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Trust. No material change related to brokerage fees shall be made except upon 60 Business Days’ prior notice to the Limited Owner, which notice shall include a description of the Limited Owner’s voting rights as set forth in Section 8.2 hereof and a description of the Limited Owner’s redemption rights as set forth in Section 7.1 hereof;

(h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest;

(i) Refuse to recognize any attempted transfer or assignment of a Share that is not made in accordance with the provisions of Article V; and

(j) Perform such other services as the Managing Owner believes that the Trust may from time to time require.

SECTION 4.4 General Prohibitions. The Trust shall not:

(a) Borrow money from or loan money to any Shareholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Currencies positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non-recourse basis;

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance,

except (i) the right and/or obligation of a commodity broker to close out sufficient currencies positions of the Trust so as to restore the Trust’s account to proper margin status in the event that the Trust fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

(d) Engage in Pyramiding of its Currencies positions; provided, however, that the Managing Owner may take into account open trade equity positions in determining generally whether to require additional Currencies positions;

(e) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(f) Permit the Managing Owner to share in any portion of brokerage fees related to commodity brokerage services paid with respect to commodity trading activities;

(g) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Shares) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

(h) Permit churning of its Currency trading account(s) for the purpose of generating excess brokerage commissions;

(i) Enter into any exclusive brokerage contract; or

(j) Cause the Trust to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

SECTION 4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Shareholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of the Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

SECTION 4.6 Fiduciary Duty.

(a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, the Managing Owner acting under this Trust Agreement shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Shares equal to at least a majority (over 50%) of the Net Asset Value of the Trust (excluding Shares held by the Managing Owner and its Affiliates) of the Trust pursuant to Section 11.1(a) below.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

(c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Trust Agreement or the Trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

SECTION 4.7 Indemnification of the Managing Owner.

(a) The Managing Owner shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be from assets of the Trust.

(b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; (ii) the legal action is initiated by a third party who is not the Limited Owner or the legal action is initiated by the Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.7.

(e) The term “Managing Owner” as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(f) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with the Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, the Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

SECTION 4.8 Expenses and Limitations Thereon.

(a) Organization and Offering Expenses.

(i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Shares.

(ii) The Managing Owner or an Affiliate of the Managing Owner also shall be responsible for the payment of all Organization and Offering Expenses incurred after the commencement of the Trust’s operations.

(iii) [Reserved.]

(iv) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Shares and in offering, distributing and processing the Shares under applicable U.S. federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the offering of the Shares, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus prior to the commencement of the Trust’s operations, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith. However, such Organization and Offering Expenses shall exclude any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

(b) Routine Operational, Administrative and Other Ordinary and Extraordinary Expenses. All ongoing charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with (i) all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities; (ii) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (iii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Shareholders; (iv) the payment of any distributions related to redemption of Baskets; (v) routine services of the Trustee, legal counsel and independent accountants; (vi) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vii) postage and insurance; (viii) client relations and services; (ix) computer equipment and system maintenance; and (x) required payments to any other service providers of the Trust pursuant to any applicable contract shall be billed to and/or paid by the Managing Owner. The Management Fee and extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Trust.

(c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the managing owner of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

(d) The Trust hereby assumes all of the Limited Owner’s expenses and costs of each and every type whatsoever, which shall be deemed to be and treated for all purposes of this Trust Agreement as expenses and costs of the Trust.

SECTION 4.9 Compensation to the Managing Owner. The Trust shall pay to the Managing Owner, monthly in arrears, a management fee in an amount equal to 0.000625% (0.75% per annum) (the “Management Fee”) of the Trust’s Net Asset Value as of the end of each month. The Managing Owner shall, in its capacity as a Shareholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

SECTION 4.10 Other Business of Shareholders. Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Shareholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

SECTION 4.11 Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days’ prior written notice to the Limited Owner and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, the Limited Owner may appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Share at the Net Asset Value thereof on the next Redemption Date following the date of removal or withdrawal. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

SECTION 4.12 Authorization of Registration Statements. The Limited Owner hereby agrees that the Trust, the Managing Owner and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Owner, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

SECTION 4.13 Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Managing Owner.

ARTICLE V

TRANSFERS OF SHARES

SECTION 5.1 Transfer of Managing Owner’s General Shares.

(a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Shares shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a Trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Owner, of its right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the Shares, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner’s Shares to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Shares for purposes of Sections 5.2(a) or 5.2(c).

(c) Upon assignment of all of its Shares, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.2 Transfer of Limited Shares.

(a) The Managing Owner reserves the right to permit or deny, in its sole discretion, any written requests from the Limited Owner with respect to transferring Limited Shares. Permitted assignees of the Limited Owner shall be admitted as a substitute Limited Owner pursuant to this Article V only upon the Managing Owner’s prior written consent.

(i) A substituted Limited Owner is a permitted assignee that has been admitted as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.2(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as a Limited Owner by making an entry on the books and records of the Trust reflecting that such permitted assignees have been admitted as a Limited Owner, and such permitted assignees will be deemed a Limited Owner at such time as such admission is reflected on the books and records of the Trust.

(ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Shares with the consent of the Managing Owner, as provided below in Section 5.2(d) but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Trust’s transactions or to inspect the Trust’s books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.2(d) below to the extent of the Limited Shares assigned. The Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of the Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

(iii) A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Shares.

(b) No permitted assignee of the whole or any portion of a Limited Owner’s Limited Shares shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

(i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner, subject to the provisions of Section 5.2(d)(i).

(ii) A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(iv) Upon the request of the Managing Owner, an opinion of the Trust’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Trust’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Trust Statute.

(c) Any Person admitted as a Shareholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

(d) (i) Subject to the provisions of Section 5.2(g) below and to the provisions of this Section generally, a Limited Owner, subject to the Managing Owner’s consent, may have the right to assign all or any of his Limited Shares to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Share (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner may withhold in its sole discretion. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

(ii) Except as specifically provided in this Trust Agreement, a permitted assignee of a Share shall be entitled to receive distributions attributable to the Share acquired by reason of such assignment from and after the effective date of the assignment of such Share to him. The “effective date” of an assignment of a Limited Share shall be determined by the Managing Owner in its sole discretion.

(iii) Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Share as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

(iv) No assignment or transfer of a Share may be made which would result in the Limited Owner and permitted assignees of the Limited Owner owning,

directly or indirectly, individually or in the aggregate, 5% or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance or operation of law, the Share transferred shall be deemed sold by the transferor to the Trust immediately prior to such transfer in the same manner as provided in Section 5.2(d).

(e) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(f) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under Code section 988(c)(1)(E)(iii)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(g) The Limited Owner hereby agrees to indemnify and hold harmless the Trust and each Shareholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by the Limited Owner in violation of any provision contained in this Section 5.2.

(h) A transferee of a Trust interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Trust interest so transferred provided, however, that if the transfer is found to cause a termination of the partnership under section 708(b)(1)(B) of the Code, the Trust’s properties shall be deemed to have been distributed in liquidation of the Trust to the Shareholders (including any transferee) pursuant to Article VIII (after adjusting the balance of the Capital Accounts of Shareholders as provided in Section 6.1) and recontributed by such Shareholders in reconstitution of the Trust. Any such deemed distribution shall be treated as an actual distribution for purposes of this Trust Agreement.

ARTICLE VI

DISTRIBUTIONS AND ALLOCATIONS

SECTION 6.1 Capital Accounts. The Trust shall maintain for each Shareholder (which includes beneficial owners of Trust interests where information regarding the identity of such owner has been furnished to the Trust in accordance with section 6031(c) of the Code or any other method acceptable to the Managing Owner in its sole discretion) owning a Trust interest a separate Capital Account with respect to such Trust interest in accordance with the rules of Treasury Regulation section 1.704-1(b)(2)(iv). The initial balance of each Shareholder’s book capital account shall be the amount of his initial Capital Contribution. Such Capital Account shall be (i) increased by the amount of all Capital Contributions made with respect to the Trust interest and all items of Trust income and gain computed and allocated to the Trust Shares in accordance with this Trust Agreement and (ii) decreased by the amount of cash distributions made with respect to such Trust interest and all items of Trust deduction and loss computed and allocated in accordance with this Trust Agreement.

(a) Consistent with the provisions of Treasury Regulation section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Shares for cash, the Capital Accounts of all Shareholders shall, immediately prior to such issuances, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to the Shareholders at such time pursuant to Section 6.3.

(b) In accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(f), immediately prior to the distribution of cash in redemption of all or a portion of a Shareholder’s Shares, the capital accounts of all Shareholders shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Shareholders at such time pursuant to Section 6.3.

SECTION 6.2 Monthly Closing of Books. Within 45 days after the end of each calendar month or such shorter period as required for the final closing of the books for the taxable year, the Trust shall conduct an interim closing of the books as of the end of the last day of that calendar month. On the basis of the closing of the books for each calendar month, the Trust shall determine the amount of Profit and Loss attributable to that calendar month. Profits and Losses shall be determined in accordance with the accounting methods followed by the Trust for federal income tax purposes.

SECTION 6.3 Monthly Allocations. All allocations to Shareholders of items included within the Trust’s Profits and Losses attributable to each calendar month shall be allocated solely among the Shareholders recognized as shareholders as of the close of the last trading day of the preceding month, as follows:

(a) For purposes of maintaining the Capital Accounts and in determining the rights of the Shareholders among themselves, except as otherwise provided in this Article VI, each item of income, gain, loss and deduction shall be allocated among Shareholders in accordance with their respective Percentage Interests.

(b) Any item of loss or deduction otherwise allocated to the Managing Owner pursuant to Section 6.3(a) which is in excess of such Managing Owner’s positive Adjusted Capital Account balance (following adjustment to reflect the allocation of all other items for such period) shall instead be allocated to the other Shareholders in accordance with their respective Percentage Interests to the extent such item of loss or deduction exceeds such Managing Owner’s Adjusted Capital Account balance; provided that the allocation of any such item to such other Shareholders shall only be made hereunder to the extent the allocation would not result in or increase a negative balance in the Adjusted Capital Account of such other Shareholder. If such an allocation occurs, items of income or gain that would otherwise be allocated to the Managing Owner equal to the amount of such allocated loss or deduction will be allocated to the other Shareholders in accordance with their Percentage Interests as quickly as possible.

(c) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(ii)(d)(4), (5) or (6), items of Trust income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This section 6.3(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d).

(d) Notwithstanding any other provision of this Trust Agreement, upon or prior to the issuance of additional Shares, the Managing Owner shall have the sole and complete discretion, without the approval of any other Shareholder, to amend any provision of this Article VI in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Treasury Regulations or to implement the terms and conditions of any Shares.

SECTION 6.4 Code Section 754 Adjustments. To the extent an adjustment to the tax basis of any Trust asset pursuant to Section 743(b) or 743(c) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation. For purposes of computing the adjustments under section 743(b) of the Code, the Trust is authorized (but not required) to adopt a convention whereby the price paid by a transferee of Shares will be deemed to be the lowest quoted closing price of the Shares on the American Stock Exchange during the calendar month in which such transfer is deemed to occur pursuant to Section 5.2 without regard to the actual price paid by the transferee.

SECTION 6.5 Allocation of Profit and Loss for U.S. Federal Income Tax Purposes.

(a) Except as otherwise provided, each item of income, gain, loss, deduction and credit of the Trust shall be allocated among the Shareholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, and loss will be allocated for federal income tax purposes among the Shareholders as follows:

(i) Items attributable to an Adjusted Property will be allocated among the Shareholders in a manner consistent with the principles of section 704(c) of the Code to take into account the Unrealized Gain or Loss attributable to the property and the allocations thereof pursuant to Section 6.3(a) and (b).

(ii) Any items of income, gain, loss or deduction otherwise allocable under this Section 6.5 shall be subject to allocation by the Managing Owner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in an Adjusted Property otherwise resulting from the application of the ceiling limitation under section 704(c) principles to the allocations provided under this Section.

(iii) Subject to this Section 6.5(b), any items of income, gain, loss or deduction otherwise allocable to the Managing Owner pursuant to Section 6.3(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to the other Shareholders pursuant to Section 6.3(b) shall be allocated to the other Shareholders in the same manner and to the same extent provided in this Section 6.5(b).

(iv) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Shareholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 6.3(c).

(c) The tax allocations prescribed by this Section 6.5 shall be made to each holder of a Share whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.5, tax allocations shall be made to the Managing Owner’s Shares on a Share-equivalent basis.

(d) The allocation of income and loss (and items thereof) for U.S. federal income tax purposes set forth in this Section 6.5 is intended to allocate taxable income and loss among Shareholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Shareholders under Section 6.3 so as to eliminate, to the extent possible, any disparity between a Shareholder’s book capital account and his tax capital account, consistent with the principles set forth in sections 704(b) and (c)(2) of the Code.

(e) Notwithstanding this Section 6.5, if after taking into account any distributions to be made with respect to such Share for the relevant period pursuant to Section 6.7 herein, any allocation would produce a deficit in the book capital account of a Share, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Shareholders (subject to the same limitation).

SECTION 6.6 Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by the Trust for federal income tax purposes and allocated to Shareholders in accordance with the provisions of this Trust Agreement shall be determined without regard to any election under section 754 of the Code which may be made by the Trust; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by sections 734 or 743 of the Code.

SECTION 6.7 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Shares;

provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article XIII) shall be allocated among the holders of record of Shares in the ratio in which the number of Shares held of record by each of them bears to the number of Shares held of record by all of the Shareholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Share shall not exceed the book capital account for such Share.

SECTION 6.8 Admissions of Shareholders; Transfers. For purposes of this Article VI, items of the Trust’s income, gain, loss, deduction and credit attributable to a transferred Share shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by section 706 of the Code) and shall be allocated to the Shareholders who own the Shares as of the close of the American Stock Exchange on the last day of the month in which the transfer is recognized by the Trust; provided that, gain or loss on the sale or other disposition of all or a substantial portion of the assets of the Trust shall be allocated to the Shareholders who own Shares as of the close of the American Stock Exchange on the last day of the month in which such gain or loss is recognized for federal income tax purposes. The Managing Owner may revise, alter or otherwise modify such methods of determination and allocation as it determine necessary, to the extent permitted by section 706 of the Code and the regulations or rulings promulgated thereunder.

SECTION 6.9 Liability for State and Local and Other Taxes. In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any U.S. federal, state or local or any foreign taxing authority in respect of any Shareholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Trust to such Shareholder, and such Shareholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Shareholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Shares of the foreign Shareholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust to the Shareholder in respect of its Shares so redeemed, or in respect of any other actual distribution by the Trust to such Shareholder, shall be reduced by any obligations owed to the Trust by the Shareholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Shareholder shall be treated as an actual distribution to such Shareholder for all purposes of this Trust Agreement.

SECTION 6.10 Consent to Methods. The methods set forth in this Article VI by which Distributions are made and items of Profit and Loss are allocated are hereby expressly consented to by each Shareholder as an express condition to becoming a Shareholder.

ARTICLE VII

REDEMPTIONS

SECTION 7.1 Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures agreed from time-to-time between the Managing Owner and the Limited Owner, will govern the Trust with respect to the redemption of Redemption Baskets.

(a) On any Business Day, a Shareholder may redeem one or more Redemption Baskets by delivering a request for redemption to the Managing Owner (such request a “Redemption Order”) in accordance with such procedures as the Managing Owner shall from time-to-time determine.

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Managing Owner (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(c) Subject to deduction of any tax or other governmental charges due thereon, if any, the redemption distribution (“Redemption Distribution”) shall consist of in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket as of the closing time of the Exchange or the last to close of the exchanges on which any of the Trust’s assets are traded, whichever is later, on the Redemption Order Date.

(d) By noon New York time on the Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Managing Owner’s account at the Depository has by noon, New York time, on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution by means of such procedures as the Managing Owner shall determine from time-to-time. If by such Redemption Settlement Time, the Managing Owner has not received from a redeeming Shareholder all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Shareholder and (ii) keep the Shareholder’s Redemption Order open until noon, New York time, on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to Managing Owner’s account by noon, New York time, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such Redemption Settlement Time, the Managing Owner has not received from the redeeming Shareholder all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended

Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust’s account if the Shareholder has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.

(e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (i) for any period during which the Exchange is closed other than customary weekend and holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable, or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Limited Owner. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled.

SECTION 7.2 Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Shares in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.

ARTICLE VIII

THE LIMITED OWNER

SECTION 8.1 No Management or Control; Limited Liability. The Limited Owner shall not participate in the management or control of the Trust’s business nor shall it transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, the Limited Owner shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus its share of any Trust Estate in which the Limited Owner owns a share and profits remaining, if any. Except as provided in Section 8.3 hereof, each Limited Share owned by the Limited Owner shall be fully paid and no assessment shall be made against the Limited Owner. No salary shall be paid to the Limited Owner in its capacity as the Limited Owner, nor shall the Limited Owner have a drawing account or earn interest on his contribution.

SECTION 8.2 Rights and Duties. The Limited Owner shall have the following rights, powers, privileges, duties and liabilities:

(a) The Limited Owner shall have the right to obtain from the Managing Owner information of all things affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX. The foregoing rights are in addition to, and do not limit, other remedies available to the Limited Owner under U.S. federal or state law.

(b) The Limited Owner shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Limited Owner’s redemption rights set forth in Article VII hereof, the Limited Owner shall have the right to demand the return of its capital account only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor. In no event shall the Limited Owner be entitled to demand or receive property other than cash. The Limited Owner shall not have any right to bring an action for partition against the Trust.

(d) The Limited Owner may (i) continue the Trust as provided in Section 13.1(b), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (iv) approve a material change in investment policies, as set forth in the Prospectus, (v) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Trust as provided in Section 13.1(e), and in the case of (iii), (iv) and (v) in each instance on 60 days’ prior written notice.

Except as set forth above, the Limited Owner shall have no voting or other rights with respect to the Trust.

SECTION 8.3 Limitation on Liability.

(a) Except as provided in Sections 4.7(f), 5.2(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owner shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution and his share of the applicable Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Feeder Fund Participant Agreement delivered in connection with his purchase of Shares. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Shares) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of Shares as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owner individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owner’s personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owner individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.3 and 3.4 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1 Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2 Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to the Limited Owner by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to the Limited Owner by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

SECTION 9.3 Tax Information. Appropriate tax information (adequate to enable the Limited Owner to complete and file his U.S. federal tax return) shall be delivered to the Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4 Calculation of Net Asset Value. Net Asset Value shall be calculated at such times as the Managing Owner shall determine from time-to-time.

SECTION 9.5 Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Shares owned by, all Shareholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s U.S. federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years copies of any effective written Trust Agreements, Feeder Fund Participant Agreements and any financial statements of the Trust. The Managing Owner may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

SECTION 9.6 Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to the Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owner in accordance with this Trust Agreement.

SECTION 9.7 Registration of Shares. The Managing Owner shall keep, at the Trust’s principal place of business, a Share Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Shares and of transfers of Shares. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Share shall be registered in the Share Register as the Shareholder of such Share for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

ARTICLE X

FISCAL YEAR

SECTION 10.1 Fiscal Year. The Trust initially will adopt the calendar year as its taxable year (“Fiscal Year”). The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust. If, after commencement of operations, applicable tax rules require the Trust to adopt a taxable year other than the calendar year, Fiscal Year shall mean such other taxable year as required by Code section 706 or an alternative taxable year chosen by the Managing Owner which has been approved by the Internal Revenue Service. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1 Amendments to the Trust Agreement.

(a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by the Limited Owner holding Shares equal to at least 10% of the Net Asset Value of the Trust. Following such proposal, the Managing Owner shall submit to the Limited Owner a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owner. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of the Limited Owner, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owner as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of the Limited Owner, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the Shareholders required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owner, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owner, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owner; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owner or between the Limited Owner and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owner, as described in Article VIII hereof or the status of the Trust as a partnership for U.S. federal income tax purposes. (i) Amendments to this document which adversely affect the rights of Limited Owner, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(g) above, (iii) the dissolution of the Trust pursuant to Section 13.1(f) below and (iv) any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of the Limited Owner holding Shares equal to at least a majority (over 50%) of the Net Asset Value of the Trust (excluding Shares held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.

(c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owner, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Shareholders if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in

Article VI of this Trust Agreement are unlikely to be respected for U.S. federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owner, and no such new allocation shall give rise to any claim or cause of action by the Limited Owner.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owner is permitted to take under Section 8.2(d) above. At the expense of the Managing Owner, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Managing Owner, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee.

(g) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2 Meetings of the Trust. Meetings of the Shareholders of the Trust may be called by the Managing Owner and will be called by it upon the written request of the Limited Owner. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within 15 days after receipt of said request, written notice to all Shareholders of the Trust of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owner for the debts of the Trust. Shareholders may vote in person or by proxy at any such meeting.

SECTION 11.3 Action Without a Meeting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Trust or any Shareholder, as contemplated by this Trust Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Shareholder given in the manner provided in Section 15.4. The vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Shareholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Shareholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1 Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1 Events Requiring Dissolution of the Trust. The Trust shall dissolve at any time upon the happening of any of the following events:

(a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within 90 days of such Event of Withdrawal all the remaining Shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, the Limited Owner may elect to continue the business of the Trust by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, the Limited Owner of the Trust shall be bound thereby and continue as the Limited Owner of the Reconstituted Trust.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust.

(c) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator or commodity trading advisor under the CE Act, or membership as a commodity pool operator or commodity trading advisor with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust becomes insolvent or bankrupt.

(e) The Limited Owner determines to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(f) The determination of the Managing Owner that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust as of the close of business on any Business Day declines below $10 million.

(g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of the Limited Owner shall not result in the termination of the Trust, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Shares except as provided in Section 7.1 hereof.

SECTION 13.2 Distributions on Dissolution. Upon the dissolution of the Trust, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the Limited Owner may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute the business and affairs of the Trust shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders, and (b) to the Managing Owner and the Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Shareholder to the Trust, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Shareholders pursuant to Article VI. After the distribution of all remaining assets of the Trust, the Managing Owner will contribute to the Trust an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the total Capital Contributions of the Limited Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Trust to its creditors, and the balance, if any, shall be distributed to those Shareholders whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and the Managing Owner or Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, the Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Feeder Fund Participant Agreement, or in such other form as may be prescribed by the Managing Owner. The Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for the Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business Trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owner, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2 Effect of Power of Attorney. The Power of Attorney concurrently granted by the Limited Owner to the Managing Owner:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b) May be exercised by the Managing Owner for the Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by the Limited Owner of the whole or any portion of his Limited Shares; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

The Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by the Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of the Limited Owner in any situation in which this Trust Agreement requires the approval of the Limited Owner unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to Trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of Trustee accounts or schedules of Trustee fees and charges, (b) affirmative requirements to post bonds for Trustees, officers, agents, or employees of a Trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to Trustees, officers, agents or employees of a Trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of Trust investments or requirements relating to the titling, storage or other manner of holding of Trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of Trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a Trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Shares, notices of assignment, transfer, pledge or encumbrance of Shares, and reports and notices by the Managing Owner to the Limited Owner) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Shares shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owner and assignees shall be bound by such determination.

SECTION 15.7 No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Managing Owner, the Shareholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8 Creditors. No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.10 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to DB Commodity Services LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee

By:
Name:
Title:

DB COMMODITY SERVICES LLC, as Managing Owner

By:
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:
Name:	Gregory S. Collett
Title:	Chief Operating Officer

POWERSHARES DB G10 CURRENCY HARVEST FUND, as Limited Owner

By:
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:
Name:	Gregory S. Collett
Title:	Chief Operating Officer

Exhibit A

DESCRIPTION OF THE

Deutsche Bank G10 Currency Future Harvest Index – Excess Return™

The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. A Trade Mark application for Deutsche Bank G10 Currency Future Harvest Index™ is pending. Trade Mark applications in the United States are pending. Any use of these marks must be with the consent of or under license from the Index Sponsor.

General

The Deutsche Bank G10 Currency Future Harvest Index – Excess Return™ (the “Index”) is designed to reflect the return from investing in long currency futures positions for certain currencies associated with relatively high yielding interest rates and in short currency futures positions for certain currencies associated with relatively low yielding interest rates. The Index is designed to exploit the trend that currencies associated with relatively high interest rates, on average, tend to rise in value relative to currencies associated with relatively low interest rates. The Index exploits this trend using both long and short futures positions, which is expected to provide more consistent and less volatile returns than could be obtained by taking long positions only or short positions only. The use of long and short positions in the construction of the Index causes the Index to rise as a result of any upward price movement of Index Currencies (as defined below) expected to gain relative to the USD and to rise as a result of any downward price movement of Index Currencies expected to fall relative to the USD. The inclusion of both long and short positions is also expected to reduce the country specific foreign exchange risk of the Index relative to a directional (outright long or short) exposure to any or all of the Index Currencies.

Chicago Mercantile Exchange FX Futures are used in the index calculation. FX Futures based on the G10 currencies vs. USD are eligible for selection in the Index. The G10 currencies, or Eligible Index Currencies, are United States Dollar (USD), Euro (EUR), Japanese Yen (JPY), Canadian Dollar (CAD), Swiss Franc (CHF), British Pound (GBP), Australian Dollar (AUD), New Zealand Dollar (NZD), Norwegian Krone (NOK) and Swedish Krona (SEK). The Index is published as provided below.

The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. The composition of the Index may be adjusted in the Index Sponsor’s discretion.

The Index Sponsor calculates the Closing Level (as defined below) of the Index on both an excess return basis and a total return basis. The excess return index reflects the return of the applicable underlying currencies. The total return is the sum of the return of the applicable underlying currencies plus the return of 3-month U.S. Treasury bills.

For the purposes of this Description:

“Closing Level” means, in respect of an Index Business Day (as defined below), the closing level of the Index for such Index Business Day.

Index Calculation and Rules

Currency Future Selection

The Index will include six of the Eligible Index Currencies, or Index Currencies. The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Currencies.

In order to determine which Eligible Index Currencies to include in the Index from time-to-time, the Index Sponsor will review the composition of the Index on a quarterly basis five Index Business Days (as defined below) prior to the applicable IMM Date.

The Index Sponsor will review the three month Libor rate for each Eligible Index Currency other than the SEK and NOK and will review the three month Stibor rate and the three month Nibor rate of the SEK and NOK, respectively. The Libor, Stibor and Nibor rates for the Eligible Index Currencies, as applicable, mean the London, Stockholm and Norway interbank offered rates for overnight deposits, respectively, each of which is published by Reuters on pages libor01 and libor02 with respect to Libor and pages SIDE and NIBR with respect to Stibor and Nibor. The Eligible Index Currencies are then ranked according to yield. The three highest yielding and three lowest yielding are selected as Index Currencies for inclusion in calculating the Index. If two Index Currencies have the same yield, then the previous quarter’s ranking will be used.

The Index is re-weighted quarterly. Upon re-weighting, the high yielding Index Currencies are allocated a base weight of 33 1/3% and the low yield Index Currencies are allocated a base weight of -33 1/3%. These new weights are applied during the Index Re-Weighting Period.

For the purposes of this Description:

“Index Re-Weighting Period” takes place between the fourth and third Index Business Days prior to the applicable IMM Date.

“IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

Excess Return Index Calculation

The CME-traded futures contract of each applicable Index Currency that is closest to expiration is used in the Index calculation. The futures contracts on the Index Currencies are rolled during the Index Re-Weighting Period. The new futures contract on an Index Currency that has the next closest expiration date is selected. The calculation of the Index on an excess return basis is the weighted return of the change in price of the futures contracts on the Index Currencies. The excess return index is calculated as follows:

3-month U.S. Treasury Bill Return Calculation

A 3-month U.S. Treasury bill return is used in the calculation of the Index on a total return basis. The return for the 3-month U.S. Treasury bill investment is calculated on a daily basis using:

Total Return Index Calculation

The calculation of the Index on a total return basis represents the return from investing in both currency futures contracts and 3-month U.S. Treasury bills and is calculated as follows:

Index Re-Weighting

Currency futures positions on the Index Currencies are adjusted during the Index Re-Weighting Period. The notional value of the currency futures positions on the Index Currencies remains constant on all other days that do not fall within the Index Re-Weighting Period. This constant notional value is expressed as:

Index Re-Weighting Period

On each day during the Index Re-Weighting Period, a new notional value of each Index Currency futures position is calculated. The calculations for the old futures that are leaving the index and the new futures that are entering are different.

Notional Value Calculations of Index Currencies to be Removed from the Index:

The notional value of the Index Currency futures position on the first day of Index Re-Weighting Period (which is four Index Business Days prior to the IMM Date) is expressed as:

The notional value of the Index Currency futures position on the second day of Index Re-Weighting Period (which is three Index Business Days prior to the IMM Date) is expressed as:

Notional Value Calculations of Index Currencies to be Added to the Index:

The notional value of the Index Currency futures position on the first day of Index Re-Weighting Period (which is four Index Business Days prior to the IMM Date) is expressed as:

The notional value of the Index Currency futures position on the second day of Index Re-Weighting Period (which is three Index Business Days prior to the IMM Date) is expressed as:

Initial Index Notional Value

On the index inception date of March 12, 1993, the initial notional value of the Index Currency futures positions were calculated using:

Where:

i	= Index Currency
t	= Index calculation date
r	= Last index re-weighting date
Fp(t,i)	= Currency future price for old currency future i on index calculation day t
Fp(t,j)	= Currency future price for new currency future j on index calculation day t
y(t)	= T-bill yield on day t
Rt(t)	= T-bill return on day t
ILer(t)	= DBCFH Excess Return Index level on day t
ILtr(t)	= DBCFH Total Return Index level on day t
w(t,i)	= Weight of old currency future i on index calculation day t
w(t,j)	= Weight of new currency future j on index calculation day t
d(t,t-1)	= Number of calendar days between day t and index calculation day t-1 excluding day t
N(t,i)	= Notional holding of old currency future i on index calculation day t
N(t,j)	= Notional holding of new currency future j on index calculation day t

Index Disruption Event

If an Index Disruption Event in relation to an Index Currency or an Exchange Instrument on such Index Currency continues for a period of five successive Exchange Business Days, the Index Sponsor will, in its discretion, either (i) continue to calculate the relevant Closing Price by reference to the Closing Price of the Exchange Instrument on such Index Currency on the immediately preceding Valid Date (as provided in the definition of the relevant Closing Price) for a further period of five successive Exchange Business Days or (ii) select:

(a)	an Exchange Traded Instrument relating to the relevant Index Currency or in the determination of the Index Sponsor a currency substantially similar to the relevant Index Currency published in U.S. Dollars; or

(b)	if no Exchange Traded Instrument as described in (a) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument in the Index would not be appropriate, an Exchange Traded Instrument relating to the relevant Index Currency or in the determination of the Index Sponsor a currency substantially similar to the relevant Index Currency published in a currency other than U.S. Dollars;

in each case to replace the Exchange Instrument relating to the relevant Index Currency, all as determined by the Index Sponsor.

In the case of (a) above, if an Index Disruption Event in relation to the relevant Exchange Instrument on an Index Currency continues for the further period of five successive Exchange Business Days referred to therein, on the expiry of such period the provisions of (b) above shall apply.

In the case of a replacement of an Exchange Traded Instrument as described in (b) above, the Index Sponsor will make such adjustments to the methodology and calculation of the Index as it determines to be appropriate to account for the relevant replacement and will publish such adjustments in accordance with the section “Publication of Closing Levels and Adjustments” below.

For the purposes of this Description:

“Valid Date” means, in respect of an Index Currency, a day which is an Exchange Business Day in respect of such Index Currency and a day on which an Index Disruption Event in respect of such Index Currency or a related Exchange Instrument on such Index Currency does not occur.

“Exchange Business Day” means, in respect of a futures contract on an Index Currency, a day that is (or, but for the occurrence of an Index Disruption Event or Force Majeure Event would have been) a trading day for such Index Currency on the CME.

“Closing Price” means, in respect of an Index Business Day, the closing price on CME of the relevant Exchange Instrument, as published by CME for that Index Business Day or, if in the determination of the Index Sponsor such Index Business Day is not a Valid Date, the closing price on CME of the relevant Exchange Instrument published by CME for the immediately preceding Valid Date, subject as provided in the sections “Index Disruption Event” and “Force Majeure.”

“Exchange Instrument” means, in respect of each Index Currency, an instrument for future delivery of that Index Currency on a specified delivery date traded on the CME.

“Exchange Traded Instrument” means, in respect of an Index Currency, an instrument for future delivery of that Index Currency on a specified delivery date traded on an exchange.

“Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“Index Disruption Event” means, in respect of an Index Currency or a Exchange Instrument on such Index Currency, an event (other than a Force Majeure Event) that would require the Index Sponsor to calculate the Closing Price in respect of the relevant Exchange Instrument on such Index Currency on an alternative basis were such event to occur or exist on a day that is an Exchange Business Day (or, if different, the day on which the Closing Price for such Exchange Instrument on such Index Currency for the relevant Index Business Day would, in the ordinary course, be published or announced by the CME).

Force Majeure

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i)	make such determinations and/or adjustments to the terms of this Description of the Index as it considers appropriate to determine any Closing Level on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the Index, until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii)	permanently cancel publication of the information relating to the Index.

For the purposes of this Description:

“Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labour disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index, any Index Currency or any Exchange Instrument.

Change in the Methodology of the Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently intends to employ the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Currency or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this Description of the Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in accordance with Publication of Closing Levels and Adjustments below.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level, the Index Sponsor will poll Reuters every 15 seconds to determine the real time price of each underlying futures contract with respect to each Index Currency of the Index. The Index Sponsor will then apply a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of the Index. A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Fund every 15 seconds throughout the trading day.

The Index Sponsor will publish the closing level of the Index daily. Additionally, the Index Sponsor will publish the intra-day Index level once every fifteen seconds throughout each trading day.

All of the foregoing information will be published as follows:

The intra-day level of the Index (symbol: DBCFHX) (quoted in USD) will be published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on Deutsche Bank’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: DBCFHX) will be published as of the close of business for the Amex each trading day on the consolidated tape, Reuters and/or Bloomberg and on Deutsche Bank’s website at http://www.dbfunds.db.com, or any successor thereto.

The Index Sponsor will publish any adjustments made to the Index on Deutsche Bank’s website http:// www.dbfunds.db.com, or any successor thereto.

All of the foregoing information with respect to the Index also will be published at http://index.db.com.

Historical Closing Levels

Set out below are the closing levels based on historical data from March 12, 1993 to June 30, 2006.

The following Closing Levels table starts from March 12, 1993 and reflects both the high and low closing values, the annual Index changes and Index changes since inception of the Index. Since March 13, 2003, CME currency futures close prices were used in the Index calculation. The Index Sponsor has not independently verified the CME currency futures close prices obtained from Bloomberg. Since February 1, 2006, the Index Sponsor has obtained the CME currency futures close prices from Reuters. Prior to March 13, 2003, implied futures prices were calculated using the relevant currencies spot rates, money market rates and USD money market rates obtained from Reuters, Bloomberg and WM Company. Implied futures prices are an accurate proxy for the futures close prices due to the high liquidity in foreign exchange forward markets.

It is not necessary to have a USD futures contract because the forward rate of the USD vis-à-vis the USD will be equal. Whenever USD was used to calculate the value of the Index, the futures price of USD was assumed to be 100.

The Index Sponsor used 3 month money market rates as a proxy for 3 month Libor fixings with respect to the USD on and prior to June 10, 1998.

The Index Sponsor used 3 month money market rates as a proxy for 3 month Libor fixings with respect to the EUR, JPY, GBP, CHF, CAD and AUD on and prior to March 11, 1998.

The Index Sponsor used 3 month money market rates as a proxy for 3 month Libor fixings with respect to the NZD on and prior to September 10, 2003.

The Index Sponsor used 3 month money market rates as a proxy for 3 month Stibor fixings with respect to the SEK on and prior to December 9, 1998.

The Index Sponsor used 3 month money market rates as a proxy for 3 month Nibor fixings with respect to the NOK on and prior to December 9, 1998.

The Libor, Stibor and Nibor rates for the Eligible Index Currencies, as applicable, mean the London, Stockholm and Norway interbank offered rates for overnight deposits, respectively, each of which is published by Reuters on pages libor01 and libor02 with respect to Libor and pages SIDE and NIBR with respect to Stibor and Nibor.

The Index Sponsor considers the use of 3 month money market rates as a proxy for Libor, Stibor and Nibor to be appropriate because the difference between Libor, Stibor and Nibor rates and money market rates should not be material in light of the liquidity of the 3 month deposit markets.

The CME-traded futures contract of each applicable Index Currency that is closest to expiration is used in the Index calculation. The futures contracts on the Index Currencies are rolled during the Index Re-Weighting Period. The new futures contract on an Index Currency that has the next closest expiration date is selected. The calculation of the Index on an excess return basis is the weighted return on the change in price of the futures contracts on the Index Currencies.

The Index is calculated on both an excess return basis and a total return basis. The excess return index reflects the return of the applicable underlying currencies. The total return is the sum of the return of the applicable underlying currencies plus the return of 3-month U.S. Treasury bills. The following tables reflect both the excess return calculation and the total return calculation of the Index.

Cautionary Statement–Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of the Index, on an annual and cumulative basis, including certain comparisons of the Index to other currencies indices. In reviewing such information, prospective investors should consider that:

•	Changes in Closing Levels of the Index during any particular period or market cycle may be volatile. For example, the “worst peak-to-valley drawdown” of the Index, representing the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, is 11.63% and occurred during the period December 30, 1994 through March 31, 1995. The worst monthly drawdown of the Index during such period was 6.95%, and occurred in March 1995. See “Risk Factors—(16) Price Volatility May Possibly Cause the Total Loss of Your Investment.”

•	Neither the fees charged by the Fund nor the execution costs associated with establishing futures positions in the Index Currencies are incorporated into the Closing Levels of the Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as the Fund, with an investment objective of tracking the Index.

•	The Index was established in December 2005, and is independently calculated by Deutsche Bank AG London, the Index Sponsor. The Index calculation methodology and commodity futures contracts selection is the same before and after December 2005, as described above. Accordingly, the Closing Levels of the Index, terms of the Index methodology and Index Currencies, reflect an element of hindsight at the time the Index was established. See “Risk Factors—(11) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares” and “—(12) Fewer Representative Index Currencies May Result In Greater Index Volatility.”

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – EXCESS RETURN™

CLOSING LEVELS TABLE

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception
1993[4]	105.60	94.03	-0.19%	-0.19%
1994	108.79	99.81	7.42%	7.22%
1995	110.52	94.16	2.66%	10.07%
1996	140.05	110.42	27.23%	40.05%
1997	146.72	137.83	2.58%	43.67%
1998	151.79	132.52	-6.35%	34.55%
1999	151.12	134.71	9.81%	47.76%
2000	158.57	146.79	4.73%	54.74%
2001	171.15	154.68	10.61%	71.15%
2002	199.51	172.25	15.76%	98.13%
2003	234.45	199.00	18.33%	134.45%
2004	252.36	230.02	6.69%	150.14%
2005	286.06	248.34	10.66%	176.81%
2006[5]	279.94	254.18	-5.22%	162.35%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE

PERFORMANCE.

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – TOTAL RETURN™

CLOSING LEVELS TABLE

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception
1993[4]	106.15	95.13	2.30%	2.30%
1994	116.32	102.32	12.15%	14.73%
1995	124.55	102.55	8.56%	24.55%
1996	166.84	125.01	33.95%	66.84%
1997	180.54	164.92	8.01%	80.19%
1998	195.70	172.90	-1.68%	77.17%
1999	203.96	177.49	15.12%	103.96%
2000	227.93	202.75	11.11%	126.61%
2001	259.57	226.67	14.55%	159.57%
2002	307.46	261.27	17.68%	205.47%
2003	365.18	306.83	19.55%	265.18%
2004	398.22	359.55	8.18%	295.05%
2005	465.10	392.65	14.23%	351.27%
2006[5]	458.21	421.90	-2.83%	338.52%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES,

POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE

PERFORMANCE.

Please refer to notes and legends that follow on page 14.

INDEX CURRENCY WEIGHTS TABLE

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – EXCESS RETURN™

	USD		EUR		JPY		CAD		CHF		GBP		AUD		NZD		NOK		SEK
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1993[4]	-31.6%	-36.8%	33.8%	34.0%	-33.7%	-37.2%	0.0%	-36.8%	0.0%	0.0%	0.0%	0.0%	-31.1%	0.0%	0.0%	0.0%	33.9%	34.1%	33.9%	32.3%
1994	0.0%	-33.3%	-33.0%	32.5%	-33.1%	-32.5%	0.0%	-33.4%	-33.1%	0.0%	0.0%	0.0%	33.2%	0.0%	33.3%	33.6%	0.0%	0.0%	33.4%	33.2%
1995	0.0%	0.0%	-33.7%	-35.7%	-33.1%	-39.1%	0.0%	35.9%	-33.7%	-36.8%	0.0%	0.0%	32.4%	0.0%	33.0%	36.3%	0.0%	0.0%	36.2%	34.6%
1996	0.0%	0.0%	0.0%	-33.5%	-31.7%	-32.5%	-32.1%	0.0%	-31.5%	-33.3%	33.3%	0.0%	32.4%	33.3%	32.6%	33.3%	0.0%	0.0%	0.0%	33.2%
1997	0.0%	0.0%	0.0%	0.0%	-31.5%	-30.6%	-31.7%	-33.1%	-32.2%	-30.4%	33.2%	31.7%	31.9%	31.5%	32.6%	32.3%	0.0%	0.0%	0.0%	0.0%
1998	0.0%	0.0%	-32.3%	-36.7%	-32.9%	-40.1%	0.0%	0.0%	-31.8%	-37.5%	32.3%	36.0%	34.2%	0.0%	34.2%	36.5%	0.0%	35.7%	0.0%	0.0%
1999	32.6%	33.0%	-31.6%	-32.2%	-31.3%	-34.4%	0.0%	0.0%	-31.4%	-32.0%	31.6%	32.5%	0.0%	0.0%	0.0%	0.0%	32.1%	34.1%	0.0%	0.0%
2000	31.9%	33.3%	-29.4%	-33.7%	-30.8%	-32.9%	0.0%	0.0%	-30.5%	-33.5%	31.6%	33.5%	0.0%	0.0%	31.6%	0.0%	0.0%	33.5%	0.0%	0.0%
2001	-33.1%	33.1%	0.0%	0.0%	-32.1%	-32.4%	0.0%	0.0%	-32.5%	-34.5%	0.0%	0.0%	32.7%	0.0%	33.0%	34.1%	32.8%	34.1%	0.0%	-33.7%
2002	-33.2%	-32.9%	0.0%	0.0%	-33.1%	-31.6%	0.0%	0.0%	-33.5%	-32.7%	0.0%	0.0%	33.3%	32.6%	33.5%	33.1%	33.5%	33.0%	0.0%	0.0%
2003	-33.0%	-33.2%	0.0%	0.0%	-33.0%	-33.4%	0.0%	0.0%	-33.5%	-34.2%	33.7%	0.0%	33.4%	33.2%	33.4%	33.9%	0.0%	34.1%	0.0%	0.0%
2004	0.0%	-34.6%	0.0%	0.0%	-33.2%	-33.5%	0.0%	0.0%	-33.0%	-34.7%	33.4%	34.1%	33.6%	32.6%	33.4%	32.3%	-33.1%	0.0%	0.0%	0.0%
2005	0.0%	0.0%	0.0%	0.0%	-29.1%	-34.4%	0.0%	0.0%	-30.7%	-32.8%	30.7%	32.7%	31.2%	33.9%	32.7%	33.2%	0.0%	-33.2%	-30.2%	0.0%
2006[5]	0.0%	36.0%	0.0%	0.0%	-32.1%	-38.1%	0.0%	0.0%	-33.0%	-39.1%	33.2%	0.0%	33.5%	37.1%	33.2%	35.1%	0.0%	0.0%	-33.8%	-38.8%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 15.

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – TOTAL RETURN™

	USD		EUR		JPY		CAD		CHF		GBP		AUD		NZD		NOK		SEK
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High	Low
1993[4]	-31.6%	-36.8%	33.6%	34.0%	-34.8%	-37.2%	0.0%	-36.8%	0.0%	0.0%	0.0%	0.0%	-30.3%	0.0%	0.0%	0.0%	33.6%	34.1%	34.7%	32.3%
1994	0.0%	-33.3%	-33.1%	32.5%	-33.1%	-32.5%	0.0%	-33.4%	-33.1%	0.0%	0.0%	0.0%	33.2%	0.0%	33.3%	33.6%	0.0%	0.0%	33.4%	33.2%
1995	0.0%	0.0%	-33.5%	-35.7%	-32.9%	-39.1%	0.0%	35.9%	-33.6%	-36.8%	0.0%	0.0%	33.4%	0.0%	33.4%	36.3%	0.0%	0.0%	33.2%	34.6%
1996	0.0%	0.0%	0.0%	-33.5%	-31.7%	-32.5%	-32.1%	0.0%	-31.5%	-33.3%	33.3%	0.0%	32.4%	33.3%	32.6%	33.3%	0.0%	0.0%	0.0%	33.2%
1997	32.4%	0.0%	-32.1%	0.0%	-30.0%	-30.6%	0.0%	-33.1%	-32.8%	-30.4%	34.0%	31.7%	0.0%	31.5%	31.3%	32.3%	0.0%	0.0%	0.0%	0.0%
1998	0.0%	0.0%	-32.3%	-36.7%	-32.9%	-40.1%	0.0%	0.0%	-31.8%	-37.5%	32.3%	36.0%	34.2%	0.0%	34.2%	36.5%	0.0%	35.7%	0.0%	0.0%
1999	33.1%	33.0%	-32.5%	-32.2%	-32.9%	-34.4%	0.0%	0.0%	-32.4%	-32.0%	32.8%	32.5%	0.0%	0.0%	0.0%	0.0%	32.8%	34.1%	0.0%	0.0%
2000	32.9%	33.3%	0.0%	-33.7%	-32.3%	-32.9%	0.0%	0.0%	-33.7%	-33.5%	0.0%	33.5%	0.0%	0.0%	34.0%	0.0%	33.4%	33.5%	-33.0%	0.0%
2001	-33.1%	33.1%	0.0%	0.0%	-32.1%	-32.4%	0.0%	0.0%	-32.5%	-34.5%	0.0%	0.0%	32.7%	0.0%	33.0%	34.1%	32.8%	34.1%	0.0%	-33.7%
2002	-33.2%	-32.9%	0.0%	0.0%	-33.1%	-31.6%	0.0%	0.0%	-33.5%	-32.7%	0.0%	0.0%	33.3%	32.6%	33.5%	33.1%	33.5%	33.0%	0.0%	0.0%
2003	-33.0%	-33.2%	0.0%	0.0%	-33.0%	-33.4%	0.0%	0.0%	-33.5%	-34.2%	33.7%	0.0%	33.4%	33.2%	33.4%	33.9%	0.0%	34.1%	0.0%	0.0%
2004	0.0%	-34.6%	0.0%	0.0%	-33.2%	-33.5%	0.0%	0.0%	-33.0%	-34.7%	33.4%	34.1%	33.6%	32.6%	33.4%	32.3%	-33.1%	0.0%	0.0%	0.0%
2005	0.0%	0.0%	0.0%	0.0%	-29.1%	-34.5%	0.0%	0.0%	-30.7%	-32.8%	30.7%	32.8%	31.2%	34.0%	32.7%	33.2%	0.0%	-33.2%	-30.2%	0.0%
2006[5]	0.0%	36.0%	0.0%	0.0%	-32.1%	-38.1%	0.0%	0.0%	-33.0%	-39.1%	33.2%	0.0%	33.5%	37.1%	33.2%	35.1%	0.0%	0.0%	-33.8%	-38.8%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK G10 CURRENCY FUTURE HARVEST INDEX – TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 15.

VARIOUS STATISTICAL MEASURES*	INDEX-TR6,7	INDEX-ER7,8	DXY[9]	EFFAS US Treasuries[10]	S&P 500 TR11	DBLCI[12]
Annualized Changes to Index Level[13]	11.4%	7.2%	-0.6%	6.0%	10.1%	14.0%
Average rolling 3 month daily volatility[14]	7.2%	7.1%	7.8%	4.6%	15.2%	19.1%
Sharpe Ratio[15]	1.07	0.47	-0.56	0.49	0.42	0.53
% of months with positive change	71%	67%	48%	67%	64%	57%
Average monthly positive return change	2.0%	1.8%	1.8%	1.2%	3.3%	5.1%
Average monthly negative return change	-1.7%	-1.8%	-1.7%	-0.9%	-3.4%	-3.8%

CORRELATION OF MONTHLY INDEX LEVELS*,16	INDEX-TR	INDEX-ER	DXY	EFFAS US Treasuries	S&P 500 TR	DBLCI
Index-TR	100%	100%	20%	-1%	18%	10%
Index-ER		100%	19%	-2%	17%	10%
DXY			100%	-14%	4%	-14%
EFFAS US Treasuries				100%	-9%	1%
S&P 500 TR					100%	3%
DBLCI						100%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 15.

COMPARISON OF THE INDICES WITH CERTAIN GENERAL MARKET INDICES REPRESENTING CURRENCIES, BONDS, STOCKS AND COMMODITIES

(MARCH, 1993 – JUNE, 2006)*

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the Index-TR, EFFAS US Treasuries, S&P 500 TR, DBLCI and DXY are indices and do not reflect actual trading.

Each of the indices, except DXY, are calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 15.

COMPARISON OF ANNUAL PERCENTAGE CHANGE IN THE INDICES WITH CERTAIN GENERAL MARKET INDICES REPRESENTING BONDS AND STOCKS

(MARCH, 1993 – JUNE, 2006)*

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the Index-TR, EFFAS US Treasuries and S&P 500 TR are indices and do not reflect actual trading.

Each of these indices are calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 15.

NOTES AND LEGENDS:

1. “High” reflects the highest closing level of the Index during the applicable year.

2. “Low” reflects the lowest closing level of the Index during the applicable year.

3. “Annual Index Change” reflects the change to the Index level on an annual basis as of December 31 of each applicable year.

4. Closing levels as of inception on March 12, 1993.

5. Closing levels as of June 30, 2006.

6. “INDEX-TR” is Deutsche Bank G10 Currency Future Harvest Index — Total Return™. The Deutsche Bank G10 Currency Future Harvest Index™ is calculated on both an excess return basis and total return. The Index-TR calculation is funded and reflects the change in market value of both the underlying index currencies and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. A Trade Mark application for Deutsche Bank G10 Currency Future Harvest Index™ is pending.

7. In the current interest rate environment, the total return on an investment in the Fund is expected to outperform the INDEX-ER (as such term is defined in the following footnote) and underperform the INDEX-TR. The only difference between the INDEX-ER and the INDEX-TR is that the INDEX-ER does not include interest income from a hypothetical basket of fixed income securities while the INDEX-TR does include such a component. The difference between the INDEX-ER and the INDEX-TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. The Fund’s interest income from its holdings of fixed-income securities is expected to exceed the Fund’s fees and expenses, and the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected closely to track the INDEX-ER. The total return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, in the current interest rate environment, the Fund’s total return is expected to outperform the INDEX-ER by the amount of the excess of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the total return on the Fund is expected to underperform the INDEX-TR. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the Fund would underperform the INDEX-ER.

8. “INDEX-ER” is the Deutsche Bank G10 Currency Future Harvest Index — Excess Return™. The excess return calculation is unfunded and reflects the change in market value of the underlying index currencies.

9. “DXY” is U.S. Dollar Index®. The U.S. Dollar Index® provides a general indication of the international value of the USD by averaging the exchange rates between the USD and the following six major world currencies: Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. U.S. Dollar Index® is a registered service mark of the Board of Trade of the City of New York, Inc.

10. “EFFAS US Treasuries” is Bloomberg/EFFAS Index of U.S. Treasuries. The Bloomberg/EFFAS indices are designed as transparent benchmarks for government bond markets. Indices are grouped by country and maturity sectors. Bloomberg computes daily values and index characteristics for each sector. The Bloomberg/EFFAS Index of U.S. Treasuries includes treasuries with more than one year prior to maturity and is representative of the bond market.

11. “S&P 500 TR” is the Standard & Poor’s index calculated on a total return basis. Widely regarded as the benchmark gauge of the U.S. equities market, this index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large cap segment of the market, with over 80% coverage of U.S. equities, it also serves as a proxy for the total market. The total return calculation provides investors with a price plus gross cash dividend return. Gross cash dividends are applied on the ex date of the dividend.

12. “DBLCI” is the Deutsche Bank Liquid Commodity Index — Total Return™. This Index is intended to reflect the change in market value of the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity Index – Total Return™ is a trade mark of Deutsche Bank AG and is the subject of Community Trade Mark Number 3054996. Trade Mark applications in the United States are pending.

13. “Annualized Changes to Index Level” reflects the change to the level of the applicable index on an annual basis as of December 31 of each applicable year.

14. “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

15. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.77%.

16. “Correlation of Monthly Index Levels.” Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of 1.0; 1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non correlation.

*	For the period from March 12, 1993 to June 30, 2006.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN DECEMBER 2005, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD MARCH 1993 THROUGH NOVEMBER 2005, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX CURRENCIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “RISK FACTORS” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER HAS HAD LIMITED EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR WILL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION, (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE, (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE, OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.